                                                                    EXHIBIT 99.1


                                                                    NEWS RELEASE

(BANCORPSOUTH LOGO)



Contact:
L. Nash Allen, Jr.                                     Gary C. Bonds
Treasurer and Chief Financial                          Senior Vice President and
  Officer                                                Controller
662/680-2330                                           662/680-2332


             BANCORPSOUTH, INC. ANNOUNCES FINANCIAL RESULTS FOR THE
                   SECOND QUARTER AND FIRST SIX MONTHS OF 2003

TUPELO, Miss., July 16, 2003 /PRNewswire-FirstCall via COMTEX/ -- BancorpSouth, Inc. (NYSE: BXS) today announced that net income for the second quarter of 2003 was $29.2 million, a 5.5 percent decrease from $30.9 million for the second quarter of 2002. Net income per basic share for the second quarter of 2003 was even with the second quarter of 2002, at $0.38 for both quarters, while net income per diluted share was $0.37, 2.6 percent below the $0.38 earned for the second quarter of 2002.

Net income increased 13.4 percent for the first six months of 2003, to $68.4 million from $60.3 million for the first half of 2002. Net income per basic and diluted share rose 18.9 percent for the first six months of 2003 to $0.88 from $0.74 for the comparable period in 2002.

Aubrey Patterson, BancorpSouth's Chairman and Chief Executive Officer, commented, "BancorpSouth's second quarter results clearly demonstrate the strategic importance of its successful multi-year effort to build its non-interest revenue streams. Strong growth in mortgage lending fees for the quarter combined with substantial increases in service charges, insurance commissions and other fee income to drive a 30.8 percent increase in non-interest revenue, essentially offsetting the effect of an anticipated decline in net interest revenue that resulted from lower interest rates and reduced loan activity in a difficult economic environment. Our commitment to this strategy to diversify our revenue streams was again evident in the second quarter with the announcement of our acquisition of Wright & Percy Insurance of Baton Rouge, Louisiana's oldest and largest independent insurance agency, which is our fourth insurance-company acquisition in four years. Earlier this week, on July 14, we reinforced our commitment to this strategy with the announcement of our agreement to merge with Ramsey, Krug, Farrell & Lensing, Inc. of Little Rock, Arkansas, one of Arkansas' leading insurance agencies. The continued implementation of this strategy has not only reduced the impact of interest rate volatility on BancorpSouth's financial results, but it has also enabled the Company to develop a much more comprehensive array of financial services with which to serve its growing retail and small-to-mid-sized business customer base.

"As in previous quarters, our non-interest revenue results reflect the impact of interest rate movements on our mortgage servicing asset. For the second quarter of 2003, our results include a provision for the impairment of the mortgage servicing asset, which is a non-cash charge


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

BXS Announces Second-Quarter Results
Page 2
July 16, 2003


--------------------------------------------------------------------------------
related to the decline in mortgage interest rates, of $4.7 million, or $0.04 per diluted share after tax. Net securities gains for the second quarter of 2003 totaled $180,000. For the second quarter of 2002, the results include a provision for the impairment of the mortgage servicing asset of $4.2 million, or $0.03 per diluted share after tax, and net securities gains of $2.9 million, or $0.02 per diluted share after tax."

Net Interest Revenue

Interest revenue was $133.2 million for the second quarter of 2003, down 10.5 percent from $148.8 million for the second quarter of 2002 and 3.3 percent from $137.7 million for the first quarter of 2003. Interest expense declined 15.7 percent to $46.1 million for the second quarter from $54.7 million for the second quarter last year and 3.0 percent from $47.5 million for the first quarter of 2003.

The average taxable equivalent yield on earning assets for the second quarter of 2003 decreased to 5.68 percent from 6.63 percent for the comparable quarter in 2002 and 6.00 percent for the first quarter of 2003. The average rate paid on interest-bearing liabilities for the second quarter of 2003 fell to 2.26 percent from 2.80 percent for the second quarter of 2002 and 2.36 percent for the first quarter of 2003.

Net interest revenue was $87.1 million for the second quarter of 2003, a decrease of 7.5 percent from $94.1 million for the second quarter of 2002 and
3.4 percent from $90.1 million for the first quarter of 2003. Net interest margin was 3.75 percent for the second quarter of 2003, compared with 4.24 percent for the second quarter of 2002 and 3.97 percent for the first quarter of the current year.

Patterson added, "Declining interest rates in the second quarter continued to contribute to the reduction of BancorpSouth's net interest margin. In addition, as discussed in our first-quarter earnings release, the securities sale undertaken in the first quarter to narrow the interest sensitivity gap between maturing assets and liabilities also produced pressure on the net interest margin, as anticipated in a declining rate environment. While we constantly manage our assets and liabilities to limit our exposure to changing interest rates, we have actively sought to better position the Company to take advantage of rising interest rates when they occur, in spite of the short-term impact on the net interest margin. Having experienced the impact of many interest rate cycles, we stand by this more conservative posture, which we believe is consistent with our goals for long-term growth in shareholder value."

Deposit and Loan Activity

Total assets at June 30, 2003 increased 6.6 percent to $10.6 billion from $9.9 billion at June 30, 2002. Total deposits were $8.7 billion at June 30, 2003, a
5.6 percent increase from $8.3 billion at the end of the second quarter of 2002. Total loans of $6.3 billion at June 30, 2003 fell 0.7 percent from $6.3 billion at June 30, 2002.

"Like the banking industry as a whole, our loan activity for the second quarter reflects the continued listless economic environment in both our regional and the national markets," said Patterson. "Because of the geographic and business mix diversification we enjoy throughout our


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

BXS Announces Second-Quarter Results
Page 3
July 16, 2003


--------------------------------------------------------------------------------
six-state market, we are confident that we remain well positioned to participate in improved loan activity that we would expect to accompany an improvement in the economic environment. We also continue to be encouraged by the growth in market share evidenced by the 5.6 percent expansion of our total deposits. Within this total, non-interest bearing deposits grew 17.5 percent for the second quarter, which represents the second consecutive quarter of double-digit percentage growth for this low-cost source of funds."

Provision for Credit Losses and Allowance for Credit Losses

The provision for credit losses for the second quarter of 2003 declined on both a comparable-quarter and sequential-quarter basis for the second consecutive quarter. For the latest quarter, the provision of $6.5 million fell 10.3 percent from $7.2 million for the second quarter of 2002 and 0.8 percent from $6.5 million for the first quarter of 2003. Annualized net charge-offs were 0.31 percent of average loans for the latest quarter, versus 0.39 percent for the comparable quarter in 2002 and 0.30 percent for the first quarter of 2003.

Non-performing loans at June 30, 2003 totaled $45.2 million, or 0.72 percent of loans, compared with $40.9 million, or 0.65 percent of loans, at June 30, 2002, and $40.2 million, or 0.64 percent of loans at the end of the first quarter of 2003. The allowance for credit losses at June 30, 2003, was 1.45 percent of loans, up from 1.36 percent at June 30, 2002 and 1.43 percent at March 31, 2003.

Patterson stated, "We remain pleased with BancorpSouth's credit quality as we enter the second half of 2003. As expected, the lack of material growth in the economy is a significant factor in the increase in our non-performing loans during the second quarter. However, through diligent efforts to salvage these assets, we reduced annualized charge-offs for the quarter compared with the second quarter of last year. This reduction, in turn, strengthened our allowance for credit losses compared with both the second quarter of 2002 and the first quarter of 2003, even as we reduced our provision for credit losses for the third consecutive quarter.

"We attribute BancorpSouth's strong credit quality to a conservative lending and credit philosophy that is an essential part of the foundation of this organization. Because the traditional banking industry is affected so directly by the economic cycle, we firmly believe that a key to long-term prosperity is a fully engaged loan review function that implements this conservative philosophy aggressively. While confident that adherence to this policy costs us some incremental business in the stronger part of the economic cycle, we are equally confident that, after two years of economic softness, it is accountable for our continued strong credit quality."

Non-Interest Revenue

Non-interest revenue increased 30.8 percent to $42.9 million for the second quarter of 2003 from $32.8 million for the second quarter of 2002 and decreased
22.0 percent from $55.0 million for the first quarter of 2003. In addition to the net securities gains and impairment provisions discussed above for the second quarter of 2003 and 2002, these results include net securities gains for the first quarter of 2003 of $13.6 million, as well as a reversal of previously recorded impairment charges for the first quarter of 2003 of $0.8 million.


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
BXS Announces Second-Quarter Results
Page 4
July 16, 2003


--------------------------------------------------------------------------------
The strong growth in revenue from mortgage loan originations for the second quarter of 2003 resulted from the continued low mortgage interest rates during the quarter. Because of this environment, BancorpSouth's mortgage loan originations for the second quarter of 2003 grew 120.8 percent to $392.8 million from $177.9 million for the second quarter of 2002, and its mortgage servicing portfolio expanded to $2.8 billion at June 30, 2003, from $2.6 billion at June 30, 2002.

Non-interest revenue for the second quarter of 2003 also reflected 28.9 percent growth in service charges, to $16.2 million for the latest quarter from $12.6 million for the second quarter last year, as well as 41.2 percent growth in insurance commissions, to $8.3 million from $5.9 million, and 40.3 percent growth in other non-interest revenue, to $11.0 million from $7.8 million.

"The growth in non-interest revenue to nearly half the size of net interest revenue for the second quarter of 2003, up from 34.9 percent of net interest revenue for the second quarter of 2002, has contributed substantially to the profitability of BancorpSouth," continued Patterson. "We expect the expansion of our mortgage servicing portfolio at historically low interest rates will create future benefits as well, not only through the reduction of pre-payment risk for mortgages within the portfolio, but also through the new and expanded customer relationships the growth in mortgage originations has produced. We intend to market a full array of traditional banking products to these customers, as well as our growing portfolio of non-interest revenue products, such as deposit, insurance, cash management and investment brokerage products and services."

Non-Interest Expense

Non-interest expense increased 9.1 percent for the second quarter of 2003 to $81.3 million from $74.6 million for the second quarter of 2002. The substantial majority of this increase occurred in salaries and employee benefits, primarily due to commissions related to increased mortgage loan originations. Equipment, telecommunications and other expenses declined on a comparable-quarter and sequential-quarter basis with the completion of initiatives to improve operating efficiency.

Capital Management

During the second quarter of 2003, BancorpSouth did not repurchase any shares of its common stock under any of its stock repurchase plans. At the end of the second quarter of 2003, approximately 231,000 shares of common stock remained available for repurchase under the plan authorized in February 2002 for the repurchase of up to 4.1 million shares. Additionally, in April 2003, the Company's Board of Directors authorized a new plan, under which the Company may repurchase up to an additional 3.9 million shares. No shares have been repurchased under this recently adopted plan. Combined with the shares repurchased under a separate 4.2 million share plan authorized in March 2001 that was completed in 2002, the Company has repurchased approximately 8.1 million shares of its common stock as of June 30, 2003, or 9.6 percent of its outstanding shares at March 31, 2001. BancorpSouth will continue to evaluate additional share repurchases under the February 2002 and April 2003 plans, which authorize these repurchases during an eighteen-month and two-year period, respectively.

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
BXS Announces Second-Quarter Results
Page 5
July 16, 2003


--------------------------------------------------------------------------------
Summary

Mr. Patterson concluded, "The latest stock repurchase plan authorized by the Board of Directors is a clear indication of its confidence in the growth potential of BancorpSouth. This confidence is based on the continuing efforts of a highly experienced management team and employees throughout BancorpSouth, who have demonstrated their ability to produce long-term growth in shareholder value. Through these efforts, BancorpSouth occupies a unique competitive position in its six-state market, which is based on its commitment to provide "community bank" customer service supported by the product and systems sophistication of one of the country's 50 largest banking organizations. In addition to traditional banking services, we have decisively positioned BancorpSouth to pursue a growing non-interest revenue opportunity, and we have enhanced our ability to scale our operations profitably through a substantial level of back office centralization. We have consistently proven our ability to expand market share through both internal growth and accretive acquisitions, even as we maintain a conservative lending posture and strong credit quality. As a result, we believe BancorpSouth is well positioned to weather the current economic uncertainty and, through the consistent implementation of its long-term growth strategies, produce further gains in shareholder value."

Conference Call

BancorpSouth will conduct a conference call with analysts at 2:30 p.m. (Central
Time) on July 17, 2003. Investors may listen via the Internet by accessing BancorpSouth's website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website for a least two weeks following the call.

BancorpSouth, Inc. is a bank holding company headquartered in Tupelo, Mississippi with approximately $10.6 billion in assets. BancorpSouth operates approximately 250 commercial banking, insurance, trust, broker/dealer and consumer finance locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements include, without limitation, those relating to the acquisition of Ramsey, Krug, Farrell & Lensing, interest rates, loan volume, credit quality, expansion of mortgage servicing portfolio and resulting benefits, net interest margin, non-interest revenue, ability to scale operations profitably through back office centralization, market share, expansion and prospects of products and services, internal growth and acquisitions, common stock repurchase plan, shareholder value and BancorpSouth's future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-


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

BXS Announces Second-Quarter Results
Page 6
July 16, 2003


--------------------------------------------------------------------------------
looking statements, due to a variety of factors. Those factors include, but are not limited to, the inability to complete the acquisition of Ramsey, Krug, Farrell & Lensing, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, the ability to maintain credit quality, the ability of BancorpSouth to reduce interest rates paid on deposits as interest rates decline or stabilize, changes in laws and regulations affecting financial institutions in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide competitive services and products, changes in BancorpSouth's operating or expansion strategy, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to effectively market its services and products, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify potential acquisitions, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.



                                    - MORE -

SELECTED FINANCIAL DATA

                                                              Three Months Ended              Six Months Ended
                                                                   June 30,                        June 30,
                                                         ---------------------------     ---------------------------
                                                            2003            2002            2003            2002
                                                         -----------     -----------     -----------     -----------
(Dollars in thousands, except per share amounts)
EARNINGS SUMMARY:
Net interest revenue                                     $    87,069     $    94,083     $   177,213     $   186,510
Provision for credit losses                                    6,472           7,215          12,994          13,975
Non-interest revenue                                          42,915          32,818          97,932          67,749
Non-interest expense                                          81,333          74,574         160,956         151,746
                                                         -----------     -----------     -----------     -----------
Income before income taxes                                    42,179          45,112         101,195          88,538
Income tax provision                                          12,938          14,185          32,806          28,214
                                                         -----------     -----------     -----------     -----------
Net income                                               $    29,241     $    30,927     $    68,389     $    60,324
                                                         ===========     ===========     ===========     ===========
Earnings per share:  Basic                               $      0.38     $      0.38     $      0.88     $      0.74
                                                         ===========     ===========     ===========     ===========
                     Diluted                             $      0.37     $      0.38     $      0.88     $      0.74
                                                         ===========     ===========     ===========     ===========


BALANCE SHEET DATA AT JUNE 30:
Total assets                                                                             $10,576,453     $ 9,923,525
Total earning assets                                                                       9,763,679       9,257,974
Loans and lease receivables, net of unearned discount                                      6,301,110       6,344,219
Allowance for credit losses                                                                   91,210          86,276
Total deposits                                                                             8,714,072       8,255,559
Common shareholders' equity                                                                  857,868         830,801
Book value per share                                                                           11.00           10.28


AVERAGE BALANCE SHEET DATA:
Total assets                                             $10,287,130     $ 9,818,001     $10,239,601     $ 9,706,035
Total earning assets                                       9,592,723       9,187,581       9,543,975       9,078,189
Loans and lease receivables, net of unearned discount      6,289,079       6,276,605       6,318,286       6,209,820
Total deposits                                             8,628,134       8,165,640       8,594,256       8,083,731
Common shareholders' equity                                  832,443         819,941         824,221         813,484

NON-PERFORMING ASSETS AT JUNE 30:
Non-accrual loans                                                                        $    18,230     $    12,166
Loans 90+ days past due                                                                       26,954          28,755
Restructured loans                                                                                14              22
Other real estate owned                                                                       15,065          18,798

Net charge-offs as a percentage
     of average loans (annualized)                              0.31%           0.39%           0.31%           0.39%

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                                        1.14%           1.26%           1.35%           1.25%
Return on common equity                                        14.09%          15.13%          16.73%          14.95%

Net interest margin                                             3.75%           4.24%           3.86%           4.27%

Average shares outstanding - diluted                      78,013,329      81,498,916      77,935,346      81,589,600

                                     BANCORPSOUTH, INC.
                                CONSOLIDATED BALANCE SHEETS
                                   (DOLLARS IN THOUSANDS)
                                        (UNAUDITED)

                                               June 30,             June 30,
                                                 2003                 2002            % Chg
                                             -----------           ----------         -----
                Assets
Cash & due from banks                        $   393,390           $  303,599          29.6%
Interest bearing deposits with
  other banks                                      5,059               12,108         (58.2%)
Held-to-maturity securities                    1,552,070            1,223,435          26.9%
Available-for-sale securities                  1,723,766            1,115,762          54.5%
Federal funds sold and securities
  purchased under agreement
  to resell                                       94,999              518,727         (81.7%)
Loans & leases                                 6,301,110            6,344,219          (0.7%)
     Allowance for credit losses                 (91,210)             (86,276)          5.7%
                                             -----------           ----------
  Net loans & leases                           6,209,900            6,257,943          (0.8%)
Mortgages held for sale                           86,676               43,723          98.2%
Bank premises & equipment                        209,746              211,451          (0.8%)
Accrued interest receivable                       76,015               79,524          (4.4%)
Other real estate owned                           15,065               18,295         (17.7%)
Other assets                                     209,767              138,958          51.0%
                                             -----------           ----------
     Total assets                            $10,576,453           $9,923,525           6.6%
                                             ===========           ==========
             Liabilities
Demand deposits:
  Non-interest bearing                       $ 1,287,846           $1,096,257          17.5%
  Interest bearing                             2,463,010            2,306,227           6.8%
                                             -----------           ----------
  Total demand deposits                        3,750,856            3,402,484          10.2%
Savings & time deposits:
  Savings                                        797,880              851,714          (6.3%)
  Certificates of deposit                      4,165,336            4,001,361           4.1%
                                             -----------           ----------
  Total savings & time deposits                4,963,216            4,853,075           2.3%
                                             -----------           ----------
  Total deposits                               8,714,072            8,255,559           5.6%
Federal funds purchased and
  securities sold under
  agreement to repurchase                        576,727              458,807          25.7%
Short-term borrowings                             50,000                4,000
Accrued interest payable                          21,101               26,309         (19.8%)
Junior subordinated debt                         125,000              125,000            --
Long-term debt                                   139,137              140,357          (0.9%)
Other liabilities                                 92,548               82,692          11.9%
                                             -----------           ----------
    Total liabilities                          9,718,585            9,092,724           6.9%
                                             -----------           ----------
         Shareholders' Equity

Common stock                                     195,017              202,052          (3.5%)
Capital surplus                                   31,031               18,115          71.3%
Unrealized gain (loss) on
  securities                                      39,368               27,080          45.4%
Retained earnings                                592,452              583,554           1.5%
                                             -----------           ----------
    Total shareholders' equity                   857,868              830,801           3.3%
                                             -----------           ----------
    Total liabilities &
      shareholders' equity                   $10,576,453           $9,923,525           6.6%
                                             ===========           ==========

                               BANCORPSOUTH, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                QUARTER ENDED                            YEAR TO DATE
                            ------------------------------------------------------   -------------------
                             JUN-03     MAR-03     DEC-02      SEP-02      JUN-02     JUN-03     JUN-02
                            --------   --------   --------   ---------    --------   --------   --------
Interest Revenue:
Loans, including fees       $103,146   $105,252   $110,129   $ 113,922    $113,735   $208,397   $227,077
Held-to-maturity
  securities:                 14,707     15,818     15,681      16,577      16,093     30,525     32,522
Available-for-sale
  securities                  13,026     14,221     16,277      14,440      15,571     27,248     31,984
Short term investments         2,315      2,391      2,451       2,569       3,427      4,706      6,789
                            --------   --------   --------   ---------    --------   --------   --------
   Total interest revenue    133,194    137,682    144,538     147,508     148,826    270,876    298,372
Interest Expense:
Deposits                      39,289     40,544     44,695      47,099      46,834     79,833     96,736
Short term borrowings            987        904      1,132       1,268       1,186      1,891      2,220
Long term borrowings           2,079      2,082      2,090       2,095       2,069      4,161      4,181
Junior subordinated debt       2,547      2,547      2,547       2,547       2,547      5,094      4,330
Other interest expense         1,223      1,461      1,680       1,877       2,107      2,684      4,395
                            --------   --------   --------   ---------    --------   --------   --------
   Total interest expense     46,125     47,538     52,144      54,886      54,743     93,663    111,862
                            --------   --------   --------   ---------    --------   --------   --------
    Net interest revenue      87,069     90,144     92,394      92,622      94,083    177,213    186,510
Provision for credit
  losses                       6,472      6,522      7,228       8,208       7,215     12,994     13,975
                            --------   --------   --------   ---------    --------   --------   --------
    Net interest revenue,
     after credit loss
     provision                80,597     83,622     85,166      84,414      86,868    164,219    172,535
Other Revenue:
Mortgage lending               4,667      7,561      6,069      (2,595)        900     12,228      6,454
Service charges               16,232     13,654     13,557      12,888      12,595     29,886     22,805
Life insurance premiums          876        961      1,031       1,091       1,091      1,838      2,218
Trust income                   1,684      1,486      1,767       1,693       1,644      3,170      3,561
Securities gains, net            180     13,556        170       2,453       2,888     13,737      2,863
Insurance commissions          8,314      6,387      5,927       6,123       5,887     14,702     11,554
Other                         10,962     11,411      6,661       7,654       7,813     22,371     18,294
                            --------   --------   --------   ---------    --------   --------   --------
    Total other revenue       42,915     55,016     35,182      29,307      32,818     97,932     67,749
Other Expense:
Salaries and employee
  benefits                    48,007     45,461     45,985      42,301      40,226     93,468     82,817
Occupancy                      5,609      5,580      5,497       5,485       5,422     11,188     10,676
Equipment                      5,776      6,003      6,093       6,070       6,264     11,779     12,799
Telecommunications             1,828      1,860      1,948       1,922       2,032      3,688      3,957
Other                         20,113     20,719     25,356      19,995      20,630     40,833     41,497
                            --------   --------   --------   ---------    --------   --------   --------
    Total other expense       81,333     79,623     84,879      75,773      74,574    160,956    151,746
                            --------   --------   --------   ---------    --------   --------   --------
    Income before
     income taxes             42,179     59,015     35,469      37,948      45,112    101,195     88,538
Income tax expense            12,938     19,867      9,848      11,876      14,185     32,806     28,214
                            --------   --------   --------   ---------    --------   --------   --------
    Net Income              $ 29,241   $ 39,148   $ 25,621   $  26,072    $ 30,927   $ 68,389   $ 60,324
                            ========   ========   ========   =========    ========   ========   ========
Net Income Per Share:
   Basic                    $   0.38   $   0.51   $   0.33   $    0.33    $   0.38   $   0.88   $   0.74
                            ========   ========   ========   =========    ========   ========   ========
   Diluted                  $   0.37   $   0.50   $   0.33   $    0.33    $   0.38   $   0.88   $   0.74
                            ========   ========   ========   =========    ========   ========   ========

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                     QUARTER ENDED
                                                                     JUNE 30, 2003
                                                     ------------------------------------------
                                                       AVERAGE                           YIELD/
(Taxable equivalent basis)                             BALANCE             INTEREST       RATE
                                                     -----------           --------      ------
ASSETS
Loans net of Unearned Income                         $ 6,355,052           $103,521       6.53%
Held-to-maturity securities:
  Taxable                                              1,437,348             12,628       3.52%
  Non Taxable                                            166,218              3,198       7.72%
Available-for-sale securities:
  Taxable                                              1,028,778             11,031       4.30%
  Non Taxable                                            194,543              3,069       6.33%
Short term investments                                   410,784              2,315       2.26%
                                                     -----------           --------
  Total interest earning
    assets and revenue                                 9,592,723            135,762       5.68%
Other assets                                             785,412
Less: allowance for credit losses                        (91,005)
                                                     -----------
    Total                                            $10,287,130
                                                     ===========

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                          $ 2,473,411           $  6,664       1.08%
  Savings                                                802,359              2,079       1.04%
  Time                                                 4,181,442             30,546       2.93%
Short-term borrowings                                    448,519              2,211       1.98%
Junior subordinated debt                                 125,000              2,547       8.15%
Long-term debt                                           139,243              2,079       5.99%
                                                     -----------           --------
  Total interest bearing
    liabilities and expense                            8,169,974             46,126       2.26%
Demand deposits -
  non-interest bearing                                 1,170,922
Other liabilities                                        113,791
                                                     -----------
  Total liabilities                                    9,454,687
Shareholders' equity                                     832,443
                                                     -----------
  Total                                              $10,287,130
                                                     ===========           --------
Net interest revenue                                                       $ 89,636
                                                                           ========
Net interest margin                                                                       3.75%
Net interest rate spread                                                                  3.41%
Interest bearing liabilities to
   interest earning assets                                                               85.17%

Net interest tax equivalent adjustment                                     $  2,567

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                     QUARTER ENDED
                                                                     JUNE 30, 2002
                                                     ------------------------------------------
                                                       AVERAGE                           YIELD/
(Taxable equivalent basis)                             BALANCE             INTEREST       RATE
                                                     -----------           --------      ------
ASSETS
Loans net of Unearned Income                         $ 6,323,983           $114,202       7.24%
Held-to-maturity securities:
  Taxable                                                954,261             13,643       5.73%
  Non Taxable                                            196,409              3,769       7.70%
Available-for-sale securities:
  Taxable                                              1,091,573             13,417       4.93%
  Non Taxable                                            197,212              3,314       6.74%
Short term investments                                   424,143              3,427       3.24%
                                                     -----------           --------
  Total interest earning
    assets and revenue                                 9,187,581            151,772       6.63%
Other assets                                             715,892
Less: allowance for credit losses                        (85,472)
                                                     -----------
    Total                                            $ 9,818,001
                                                     ===========

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                          $ 2,323,638           $  9,295       1.60%
  Savings                                                866,708              3,424       1.58%
  Time                                                 3,930,864             34,115       3.48%
Short-term borrowings                                    453,611              3,294       2.91%
Junior subordinated debt                                 125,000              2,547       8.15%
Long-term debt                                           140,458              2,069       5.91%
                                                     -----------           --------
  Total interest bearing
    liabilities and expense                            7,840,279             54,744       2.80%
Demand deposits -
  non-interest bearing                                 1,044,430
Other liabilities                                        113,351
                                                     -----------
  Total liabilities                                    8,998,060
Shareholders' equity                                     819,941
                                                     -----------
  Total                                              $ 9,818,001
                                                     ===========           --------
Net interest revenue                                                       $ 97,028
                                                                           ========
Net interest margin                                                                       4.24%
Net interest rate spread                                                                  3.83%
Interest bearing liabilities to
   interest earning assets                                                               85.34%

Net interest tax equivalent adjustment                                       $2,945

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                      YEAR TO DATE
                                                                     JUNE 30, 2003
                                                     ------------------------------------------
                                                       AVERAGE                           YIELD/
(Taxable equivalent basis)                             BALANCE             INTEREST       RATE
                                                     -----------           --------      ------
ASSETS
Loans net of Unearned Income                         $ 6,376,722           $209,181       6.62%
Held-to-maturity securities:
  Taxable                                              1,356,177             26,230       3.90%
  Non Taxable                                            172,573              6,607       7.72%
Available-for-sale securities:
  Taxable                                              1,042,471             23,158       4.48%
  Non Taxable                                            198,125              6,291       6.40%
Short term investments                                   397,907              4,705       2.38%
                                                     -----------           --------
  Total interest earning
    assets and revenue                                 9,543,975            276,172       5.84%
Other assets                                             785,494
Less: allowance for credit losses                        (89,868)
                                                     -----------
    Total                                            $10,239,601
                                                     ===========

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                          $ 2,486,782           $ 13,798       1.12%
  Savings                                                811,544              4,238       1.05%
  Time                                                 4,157,274             61,798       3.00%
Short-term borrowings                                    447,172              4,575       2.06%
Junior subordinated debt                                 125,000              5,094       8.15%
Long-term debt                                           139,400              4,161       6.02%
                                                     -----------           --------
  Total interest bearing
    liabilities and expense                            8,167,172             93,664       2.31%
Demand deposits -
  non-interest bearing                                 1,138,656
Other liabilities                                        109,553
                                                     -----------
  Total liabilities                                    9,415,381
Shareholders' equity                                     824,221
                                                     -----------
  Total                                              $10,239,601
                                                     ===========           --------
Net interest revenue                                                       $182,508
                                                                           ========
Net interest margin                                                                       3.86%
Net interest rate spread                                                                  3.52%
Interest bearing liabilities to
   interest earning assets                                                               85.57%

Net interest tax equivalent adjustment                                       $5,295

                                      BANCORPSOUTH, INC.
                        AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                                  AND AVERAGE YIELDS AND RATES
                                    (DOLLARS IN THOUSANDS)
                                          (UNAUDITED)


                                                                      YEAR TO DATE
                                                                     JUNE 30, 2002
                                                     ------------------------------------------
                                                       AVERAGE                           YIELD/
(Taxable equivalent basis)                             BALANCE             INTEREST       RATE
                                                     -----------           --------      ------
ASSETS
Loans net of Unearned Income                         $ 6,262,136           $228,020       7.34%
Held-to-maturity securities:
  Taxable                                                944,906             27,581       5.89%
  Non Taxable                                            197,359              7,601       7.77%
Available-for-sale securities:
  Taxable                                              1,073,660             27,673       5.20%
  Non Taxable                                            195,347              6,632       6.85%
Short term investments                                   404,781              6,790       3.38%
                                                     -----------           --------
  Total interest earning
    assets and revenue                                 9,078,189            304,297       6.76%
Other assets                                             712,714
Less: allowance for credit losses                        (84,868)
                                                     -----------
    Total                                            $ 9,706,035
                                                     ===========

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                          $ 2,290,828           $ 18,129       1.60%
  Savings                                                878,716              6,984       1.60%
  Time                                                 3,873,088             71,623       3.73%
Short-term borrowings                                    452,543              6,616       2.95%
Junior subordinated debt                                 104,282              4,330
Long-term debt                                           140,160              4,181       6.02%
                                                     -----------           --------
  Total interest bearing
    liabilities and expense                            7,739,617            111,863       2.91%
Demand deposits -
  non-interest bearing                                 1,041,099
Other liabilities                                        111,834
                                                     -----------
  Total liabilities                                    8,892,550
Shareholders' equity                                     813,484
                                                     -----------
  Total                                              $ 9,706,035
                                                     ===========           --------
Net interest revenue                                                       $192,434
                                                                           ========
Net interest margin                                                                       4.27%
Net interest rate spread                                                                  3.84%
Interest bearing liabilities to
   interest earning assets                                                               85.26%

Net interest tax equivalent adjustment                                       $5,924